UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2011
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: (408) 567-7000
Former name or former address, if changed since last report: No change
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBITS
EX-99.1
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 4, 2011, Aviat Networks, Inc. (the “Company”) announced that John J. Madigan will succeed J. Russell Mincey as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Mincey will be leaving the Company as a result of the closing of the Company’s North Carolina offices and the move of its corporate headquarters to Santa Clara, California. Mr. Mincey will remain employed with the Company as an advisor through March 4, 2011, in order to assist the Company with respect to transitional matters relating to his function. The Company has agreed to pay Mr. Mincey in accordance with the terms of his employment agreement and a retention bonus of $94,000.
In connection with the employment of Mr. Madigan, the Company and Mr. Madigan entered into an employment agreement (the “Employment Agreement”) on December 30, 2010. Mr. Madigan’s employment under the Employment Agreement is terminable at will with or without notice by the Company. The Employment Agreement provides that Mr. Madigan is entitled to an annual base salary of $260,000 and will be eligible to participate in our annual incentive plan of up to 45% of his base salary based upon Company performance. In addition, Mr. Madigan will be eligible to participate in the Company’s Long Term Incentive Plan for fiscal years 2011-2013 with an option to purchase 27,500 shares of the Company’s stock and stock incentive awards of 13,750 shares of restricted stock and 13,750 performance shares. In recognition of certain compensation that he is relinquishing with his former employer, Mr. Madigan will receive a total of $80,000 cash compensation from the Company. If Mr. Madigan’s employment is terminated by the Company for any reason other than for “cause” during his employment, he would be entitled to severance pay equal to 12 months of salary, prorated portion of annual incentive payment, if earned. If he is terminated as a result of a change in control during his employment, he would be entitled to severance pay equal to 24 months of pay in addition to accelerated vesting of equity and a pro rata portion of his annual incentive plan, as would be determined by Company performance.
Mr. Madigan, age 53, has held senior accounting positions with a number of technology companies. Before joining Aviat Networks, he served as Vice President, Corporate Controller of Redback Networks, Inc., an internet network equipment provider, and then as Vice President, Finance after Ericsson’s acquisition of Redback in January 2007. From 2001 to 2006, Mr. Madigan served as Controller of Siebel Systems, Inc., a customer relationship management application company which was acquired by Oracle Corporation in 2006. Mr. Madigan is a Certified Public Accountant and holds a bachelor’s degree in Business from Santa Clara University.
A copy of the press release announcing Mr. Madigan’s appointment as Vice President, Corporate Controller and Principal Accounting Officer is attached hereto as Exhibit 99.1. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

99.1	Press release issued January 4, 2011 by Aviat Networks, Inc.

10.1	Employment Agreement, dated December 30, 2010 between Aviat Networks, Inc. and John J. Madigan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
	By:	/s/ Thomas L. Cronan III
		Name:	Thomas L. Cronan III
Date: January 4, 2011		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description

99.1	Press release issued January 4, 2011 by Aviat Networks, Inc.

10.1	Employment Agreement, dated December 30, 2010 between Aviat Networks, Inc. and John J. Madigan.